Exhibit 99.1
SolarWinds Announces Fourth Quarter 2021 Results
AUSTIN, Texas - February 17, 2022- SolarWinds Corporation (NYSE: SWI), a leading provider of simple, powerful, and secure IT management software, today reported results for its fourth quarter ended December 31, 2021.
Fourth Quarter Financial Highlights From Continuing Operations
•Total revenue for the fourth quarter of $186.7 million, representing 0.6% year-over-year growth and total recurring revenue representing 81.9% of total revenue.1
•Net loss for the fourth quarter of $21.9 million.
•Adjusted EBITDA for the fourth quarter of $78.4 million, representing a margin of 42.0% of total revenue.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We delivered a strong finish and a solid year of performance in 2021 despite a challenging environment, outperforming our previously provided outlook for total revenue and adjusted EBITDA for the quarter. We made significant progress on a number of key priorities, including customer retention, our solutions portfolio, and go-to-market expansions, due to our employees’ dedication, the relevance of our solutions, and our Partners’ and customers’ commitment to SolarWinds,” said Sudhakar Ramakrishna, President and Chief Executive Officer, SolarWinds. “As we look ahead to 2022, we remain focused on growth by helping customers accelerate their digital transformation via simple, powerful, and secure solutions.”
Fourth Quarter Business Highlights
•SolarWinds was ranked number one in Network Management Software market share by leading industry analyst firm, International Data Corporation (IDC®), in its latest Worldwide Semiannual Software Tracker®, 21H1, and was recognized by Gartner® in the Market Share Analysis: ITOM, Performance Analysis Software, Worldwide, 2020, across multiple categories.
•SolarWinds appointed Cathleen Benko, former Vice Chairman and Managing Principal of Deloitte LLP, to its Board of Directors and welcomed Jeff McCullough as Vice President, Worldwide Partner Sales.
•SolarWinds attained the AWS Microsoft® Workloads Competency status and was accepted into the AWS Independent Software Vendors (ISV) Accelerate Program.
•SolarWinds hosted a virtual “Better Together” North America Partner Summit in November, as well as a virtual 2021 Analyst and Investor Day Meeting on November 10, 2021, where Sudhakar Ramakrishna and other members of the executive leadership team discussed the company’s strategy and business initiatives for 2022.
•SolarWinds sponsored and participated in several key industry events including, GITEX Technology Week 2021 in Dubai, UAE; four Gartner IT Symposium/Xpo events in the Americas, APAC, EMEA, and India; Microsoft Ignite®; IT service management (ITSM) conferences SupportWorld Live and itSMF UK; and AWS re:Invent.
•SolarWinds strengthened its comprehensive database management portfolio with the addition of SolarWinds Database Mapper and SolarWinds Task Factory as offerings for data and technology professionals adopting and implementing DataOps strategies.

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1 For the fourth quarter of 2021, there was no impact of purchase accounting from acquisitions on revenue, so GAAP total revenue is equivalent to the non-GAAP total revenue measure we have historically reported.

Upcoming Investor Conferences
During the first quarter of 2022, SolarWinds executives plan to present at the following virtual investor conferences.
•Berenberg Thematic Software Conference 2022 on March 2, 2022
•JMP Securities® 2022 Technology Conference on March 8, 2022
•Morgan Stanley® 2022 Technology, Media, and Telecom Conference on March 9, 2022
An audio webcast will be available at the time of the presentation and for a limited time there after at http://investors.solarwinds.com.
Balance Sheet
At December 31, 2021, total cash and cash equivalents were $732.1 million and total debt was $1.9 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its annual report on Form 10-K for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
SolarWinds completed the previously announced separation and distribution of its managed service provider (“MSP” or “N-able”) business into a newly created and separately traded public company, N-able, Inc. on July 19, 2021. N‑able's historical financial results through July 19, 2021, are reflected in SolarWinds' consolidated financial statements as discontinued operations. As a result, the financial results reflect SolarWinds as a stand-alone business and do not include any contribution from the N-able business. Effective July 30, 2021, SolarWinds effected a 2:1 reverse stock split of its common stock. As a result of the reverse stock split, all share and per share figures contained in the financial statements have been retroactively restated as if the reverse stock split occurred at the beginning of the periods presented.
Financial Outlook
As of February 17, 2022, SolarWinds is providing its financial outlook for the first quarter and full year of 2022. The financial information below represents forward-looking non-GAAP financial information, including an estimate of adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, certain expenses related to the cyberattack that occurred in December 2020 (the "Cyber Incident"), restructuring costs and other costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for First Quarter of 2022
SolarWinds’ management currently expects to achieve the following results for the first quarter of 2022:
•Total revenue in the range of $173.0 to $176.0 million, representing growth over the first quarter of 2021 total revenue from continuing operations of 0% to 1%.
•Adjusted EBITDA margin of approximately 36% of total revenue.
•Non-GAAP diluted earnings per share of $0.22.
•Weighted average outstanding diluted shares of approximately 160.5 million.
Financial Outlook for Full Year of 2022
SolarWinds’ management currently expects to achieve the following results for the full year of 2022:
•Total revenue in the range of $730.0 to $750.0 million, representing growth over the full year of 2021 total revenue from continuing operations of 2% to 4%.
•Adjusted EBITDA margin of approximately 41% of total revenue.
•Non-GAAP diluted earnings per share of $1.01 to $1.08.
•Weighted average outstanding diluted shares of approximately 162.6 million.
Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business, and business outlook at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (888) 510-2008 and internationally at +1 (646) 960-0306. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 2975715. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and the full year 2022. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the Cyber Incident, including with respect to (1) the discovery of new or different information regarding the Cyber Incident, including with respect to its scope, the threat actor’s access to SolarWinds’ environments and its related activities during such period, and the related impact on SolarWinds’ systems, products, current or former employees and customers, (2) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (3) the possibility that additional confidential, proprietary, or personal information, including information of SolarWinds’ current or former employees and customers, was accessed and exfiltrated as a result of the Cyber Incident, (4) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident or SolarWinds’ response thereto, including with respect to providing notices to any impacted individuals, may result in the loss, compromise or corruption of data and proprietary information, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, severe reputational damage adversely affecting customer, partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, (5) risks that our insurance coverage, including coverage relating to certain security and privacy damages and claim expenses, may not be available or sufficient to compensate for all liabilities we incur related to these matters, (6) the possibility that our steps to secure our internal environment, improve our product development environment and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks or be perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident, (b) other risks related to cyber security, including that we may experience other security incidents or have vulnerabilities in our systems and services exploited, which may result in compromises or breaches of our and our customers’ systems or, theft or misappropriation of our and our customers’ confidential, proprietary or personal information, as well as exposure to legal and other liabilities, including the related risk of higher customer, employee and partner attrition and the loss of key personnel, as well as negative impacts to our sales, renewals and upgrades; (c) risks related to the spin-off of the N-able business into a newly created and separately traded public company, including that we may not realize some or all of the anticipated strategic, financial, operational, marketing or other benefits from the separation, or such benefits may be delayed by a variety of circumstances, which may not be under our control, we may experience increased difficulties in attracting, retaining and motivating employees or maintaining or initiating relationships with partners, customers and other parties with which we currently do business, or may do business in the future, we could incur significant liability if the separation is determined to be a taxable transaction, potential indemnification liabilities incurred in connection with the separation could materially affect our business and financial results and N-able may fail to perform under various transaction agreements that were executed as part of the separation; (d) risks related to our evolving focus in our sales motion and challenges and costs associated with selling products to enterprise customers; (e) risks relating to increased investments in our transformation from monitoring to observability; (f) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (g) any of the following factors either generally or as a result of the impacts of the Cyber Incident or the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers and our prospective customers, (2) any inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (3) any decline in our renewal or net retention rates or any delay or loss of U.S. federal government sales, (4) any inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (6) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, and (7) risks associated with our international operations; (h) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to support our business or expand our operations; (i) any inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (j) risks associated with our status as a controlled company; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2020 filed on March 1, 2021, our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K for the period ended December 31, 2021 that we anticipate filing on or before March 1, 2022. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures, and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below. Unless noted otherwise, all non-GAAP financial measures are derived from our GAAP financial measures from continuing operations.
Non-GAAP Revenue. We define non-GAAP total revenue as total revenue excluding the impact of purchase accounting from acquisitions. The non-GAAP revenue growth rate we provide is calculated using non-GAAP total revenue from the comparable prior period. We monitor this measure to assess our performance because we believe our revenue growth rate would be overstated without this adjustment. We believe presenting non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance. For the fourth quarter of 2021, there was no impact of purchase accounting on revenue, so our non-GAAP total revenue is equivalent to our GAAP total revenue. Beginning in the first quarter of 2022, SolarWinds will no longer adjust our revenue for the impact of purchase accounting.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, restructuring costs and Cyber Incident costs. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions, and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of the Company. In addition, we exclude certain costs resulting from the spin-off of N-able reported in continuing operations. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, and legal and other professional services related thereto, and consulting services being provided to customers at no charge. Cyber Incident costs are provided net of expected and received insurance reimbursements, although the timing of recognizing insurance reimbursements may differ from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that would not have otherwise been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We continue to invest significantly in cybersecurity and expect to make additional investments. These estimated investments are in addition to the Cyber Incident costs and not included in the net Cyber Incident costs reported.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. In the fourth quarter of 2020, we completed an intra-group transfer of certain intellectual property rights that resulted in a non-recurring tax benefit. The tax benefit associated with the transfer has been excluded from our non-GAAP results for comparability purposes. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding diluted common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, Cyber Incident costs, interest expense, net, debt related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with acquisitions, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, restructuring costs, Cyber Incident costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, and secure IT management software. Our products give organizations worldwide—regardless of type, size, or complexity—the power to accelerate business transformation in today's hybrid IT environments. We continuously engage with technology professionals—IT service and operations professionals, DevOps and SecOps professionals, and Database Administrators (DBAs)—to understand the challenges they face in maintaining high-performing and highly available IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK® community, allow us to address customers' needs now, and in the future. Our focus on the user and commitment to excellence in end-to-end hybrid IT management has established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.

© 2022 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Ashley Hook Phone: 512.682.9683 ir@solarwinds.com	Jenne Barbour Phone: 512.498.6804 pr@solarwinds.com

SolarWinds Corporation
Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$732,116	$270,708
Accounts receivable, net of allowances of $476 and $1,985 as of December 31, 2021 and 2020, respectively	95,095	85,514
Income tax receivable	1,114	1,011
Prepaid and other current assets	30,515	20,080
Current assets of discontinued operations	—	135,420
Total current assets	858,840	512,733
Property and equipment, net	29,722	39,059
Operating lease assets	74,318	97,264
Deferred taxes	144,162	147,265
Goodwill	3,308,405	3,375,319
Intangible assets, net	342,563	565,611
Other assets, net	34,117	30,011
Non-current assets of discontinued operations	—	943,221
Total assets	$4,792,127	$5,710,483
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,327	$12,390
Accrued liabilities and other	41,328	53,140
Current operating lease liabilities	14,382	14,951
Accrued interest payable	153	157
Income taxes payable	3,086	11,911
Current portion of deferred revenue	327,701	336,573
Current debt obligation	19,900	19,900
Current liabilities of discontinued operations	—	42,182
Total current liabilities	413,877	491,204
Long-term liabilities:
Deferred revenue, net of current portion	34,968	36,511
Non-current deferred taxes	16,918	54,691
Non-current operating lease liabilities	74,543	100,430
Other long-term liabilities	93,156	114,615
Long-term debt, net of current portion	1,870,769	1,882,672
Non-current liabilities of discontinued operations	—	19,673
Total liabilities	2,504,231	2,699,796
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 159,176,042 and 156,519,611 shares issued and outstanding as of December 31, 2021 and 2020, respectively	159	157
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Additional paid-in capital	2,566,783	3,112,262
Accumulated other comprehensive income	1,306	127,212
Accumulated deficit	(280,352)	(228,944)
Total stockholders’ equity	2,287,896	3,010,687
Total liabilities and stockholders’ equity	$4,792,127	$5,710,483

SolarWinds Corporation
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Subscription	$34,383	$29,098	$124,601	$104,469
Maintenance	118,506	121,917	479,415	468,313
Total recurring revenue	152,889	151,015	604,016	572,782
License	33,828	34,534	114,616	143,988
Total revenue	186,717	185,549	718,632	716,770
Cost of revenue:
Cost of recurring revenue	17,712	14,898	67,043	54,339
Amortization of acquired technologies	39,576	40,371	159,973	157,104
Total cost of revenue	57,288	55,269	227,016	211,443
Gross profit	129,429	130,280	491,616	505,327
Operating expenses:
Sales and marketing	61,999	58,787	236,383	217,887
Research and development	23,339	22,016	101,813	85,754
General and administrative	40,842	33,878	130,977	98,308
Amortization of acquired intangibles	13,610	13,672	55,314	51,125
Total operating expenses	139,790	128,353	524,487	453,074
Operating income (loss)	(10,361)	1,927	(32,871)	52,253
Other income (expense):
Interest expense, net	(16,260)	(16,684)	(64,522)	(75,886)
Other income (expense), net	(1,411)	16	454	(469)
Total other expense	(17,671)	(16,668)	(64,068)	(76,355)
Loss before income taxes	(28,032)	(14,741)	(96,939)	(24,102)
Income tax benefit	(6,147)	(141,571)	(32,469)	(140,166)
Net income (loss) from continuing operations	(21,885)	126,830	(64,470)	116,064
Net income (loss) from discontinued operations, net of tax	(1,760)	5,883	13,062	42,411
Net income (loss)	$(23,645)	$132,713	$(51,408)	$158,475
Net income (loss) from continuing operations available to common stockholders	$(21,885)	$126,172	$(64,630)	$115,356
Net income (loss) from discontinued operations available to common stockholders	$(1,760)	$5,853	$13,062	$42,152
Net income (loss) available to common stockholders per share:
Basic earnings (loss) from continuing operations per share	$(0.14)	$0.81	$(0.41)	$0.74
Basic earnings (loss) from discontinued operations per share	(0.01)	0.04	0.08	0.27
Basic earnings (loss) per share	$(0.15)	$0.85	$(0.33)	$1.01
Diluted earnings (loss) from continuing operations per share	$(0.14)	$0.79	$(0.41)	$0.73
Diluted earnings (loss) from discontinued operations per share	(0.01)	0.04	0.08	0.27
Diluted earnings (loss) per share	$(0.15)	$0.83	$(0.33)	$1.00
Weighted-average shares used to compute net income (loss) available to common stockholders per share:
Shares used in computation of basic earnings (loss) per share	158,960	156,060	158,040	155,277
Shares used in computation of diluted earnings (loss) per share	158,960	158,899	158,040	157,782

SolarWinds Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities
Net income (loss) from continuing operations	$(64,470)	$116,064
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	230,135	221,406
Provision for losses on accounts receivable	23	1,187
Stock-based compensation expense	58,763	63,153
Amortization of debt issuance costs	9,103	9,166
Deferred taxes	(40,567)	(172,920)
(Gain) loss on foreign currency exchange rates	(1,479)	938
Other non-cash expenses	378	915
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(9,926)	12,497
Income taxes receivable	(281)	(755)
Prepaid and other assets	(13,965)	(4,841)
Accounts payable	(4,915)	(214)
Accrued liabilities and other	(11,047)	16,693
Accrued interest payable	(4)	(91)
Income taxes payable	(32,587)	(7,170)
Deferred revenue	(852)	17,104
Other long-term liabilities	(217)	314
Net cash provided by operating activities from continuing operations	118,092	273,446
Cash flows from investing activities
Purchases of property and equipment	(9,252)	(16,882)
Purchases of intangible assets	(4,664)	(5,198)
Acquisitions, net of cash acquired	447	(141,907)
Net cash used in investing activities from continuing operations	(13,469)	(163,987)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	5,658	5,404
Repurchase of common stock and incentive restricted stock	(14,228)	(12,123)
Exercise of stock options	616	1,063
Distributions from spin-off of discontinued operations, net	505,580	—
Dividends paid	(237,214)	—
Repayments of borrowings from credit agreement	(20,950)	(19,900)
Payment of debt issuance costs	(324)	—
Net cash provided by (used in) financing activities from continuing operations	239,138	(25,556)
Effect of exchange rate changes on cash and cash equivalents from continuing operations	(4,355)	12,493
Cash flows of discontinued operations
Operating activities of discontinued operations	39,040	115,648
Investing activities of discontinued operations	(15,003)	(16,140)
Financing activities of discontinued operations	(903)	—
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	(922)	1,222
Net cash provided by discontinued activities	22,212	100,730
Net increase in cash and cash equivalents	361,618	197,126
Cash and cash equivalents
Beginning of period	370,498	173,372
End of period	$732,116	$370,498

Supplemental disclosure of cash flow information
Cash paid for interest	$56,053	$67,169
Cash paid for income taxes	$43,864	$54,583

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures from Continuing Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

	(in thousands, except margin and per share data)
Total GAAP revenue	$186,717	$185,549	$718,632	$716,770
Impact of purchase accounting(1)	—	174	134	2,540
Total non-GAAP revenue	$186,717	$185,723	$718,766	$719,310

GAAP cost of revenue	$57,288	$55,269	$227,016	$211,443
Stock-based compensation expense and related employer-paid payroll taxes	(575)	(618)	(2,202)	(1,936)
Amortization of acquired technologies	(39,576)	(40,371)	(159,973)	(157,104)
Acquisition and other costs	—	(6)	(5)	(27)
Restructuring costs	514	1	(3)	(20)
Cyber Incident costs	(317)	(60)	(2,153)	(60)
Non-GAAP cost of revenue	$17,334	$14,215	$62,680	$52,296

GAAP gross profit	$129,429	$130,280	$491,616	$505,327
Impact of purchase accounting(1)	—	174	134	2,540
Stock-based compensation expense and related employer-paid payroll taxes	575	618	2,202	1,936
Amortization of acquired technologies	39,576	40,371	159,973	157,104
Acquisition and other costs	—	6	5	27
Restructuring costs	(514)	(1)	3	20
Cyber Incident costs	317	60	2,153	60
Non-GAAP gross profit	$169,383	$171,508	$656,086	$667,014
GAAP gross margin	69.3%	70.2%	68.4%	70.5%
Non-GAAP gross margin	90.7%	92.3%	91.3%	92.7%

GAAP sales and marketing expense	$61,999	$58,787	$236,383	$217,887
Stock-based compensation expense and related employer-paid payroll taxes	(5,530)	(6,850)	(21,801)	(19,043)
Acquisition and other costs	—	(357)	(1)	(468)
Restructuring costs	(78)	(7)	(1,042)	(188)
Cyber Incident costs	(31)	(261)	(1,638)	(261)
Non-GAAP sales and marketing expense	$56,360	$51,312	$211,901	$197,927

GAAP research and development expense	$23,339	$22,016	$101,813	$85,754
Stock-based compensation expense and related employer-paid payroll taxes	(2,773)	(3,072)	(12,597)	(12,979)
Acquisition and other costs	—	(109)	(355)	(118)
Restructuring costs	42	(1)	(551)	(1)
Cyber Incident costs	—	—	(52)	—
Non-GAAP research and development expense	$20,608	$18,834	$88,258	$72,656

GAAP general and administrative expense	$40,842	$33,878	$130,977	$98,308
Stock-based compensation expense and related employer-paid payroll taxes	(6,653)	(15,209)	(23,343)	(30,786)
Acquisition and other costs	(293)	(1,383)	(1,335)	(5,235)
Restructuring costs	(6,997)	(76)	(9,819)	(2,042)
Cyber Incident costs, net	(8,944)	(3,164)	(29,271)	(3,164)
Non-GAAP general and administrative expense	$17,955	$14,046	$67,209	$57,081

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

	(in thousands, except margin and per share data)
GAAP operating expenses	$139,790	$128,353	$524,487	$453,074
Stock-based compensation expense and related employer-paid payroll taxes	(14,956)	(25,131)	(57,741)	(62,808)
Amortization of acquired intangibles	(13,610)	(13,672)	(55,314)	(51,125)
Acquisition and other costs	(293)	(1,849)	(1,691)	(5,821)
Restructuring costs	(7,033)	(84)	(11,412)	(2,231)
Cyber Incident costs, net	(8,975)	(3,425)	(30,961)	(3,425)
Non-GAAP operating expenses	$94,923	$84,192	$367,368	$327,664

GAAP operating income (loss)	$(10,361)	$1,927	$(32,871)	$52,253
Impact of purchase accounting(1)	—	174	134	2,540
Stock-based compensation expense and related employer-paid payroll taxes	15,531	25,749	59,943	64,744
Amortization of acquired technologies	39,576	40,371	159,973	157,104
Amortization of acquired intangibles	13,610	13,672	55,314	51,125
Acquisition and other costs	293	1,855	1,696	5,848
Restructuring costs	6,519	83	11,415	2,251
Cyber Incident costs, net	9,292	3,485	33,114	3,485
Non-GAAP operating income	$74,460	$87,316	$288,718	$339,350
GAAP operating margin	(5.5)%	1.0%	(4.6)%	7.3%
Non-GAAP operating margin	39.9%	47.0%	40.2%	47.2%

GAAP net income (loss) from continuing operations	$(21,885)	$126,830	$(64,470)	$116,064
Impact of purchase accounting(1)	—	174	134	2,540
Stock-based compensation expense and related employer-paid payroll taxes	15,531	25,749	59,943	64,744
Amortization of acquired technologies	39,576	40,371	159,973	157,104
Amortization of acquired intangibles	13,610	13,672	55,314	51,125
Acquisition and other costs	293	1,855	1,696	5,848
Restructuring costs	8,118	83	11,794	2,251
Cyber Incident costs, net	9,292	3,485	33,114	3,485
Tax benefits associated with above adjustments	(17,219)	(155,090)	(67,464)	(188,113)
Non-GAAP net income	$47,316	$57,129	$190,034	$215,048

GAAP diluted earnings (loss) from continuing operations per share	$(0.14)	$0.79	$(0.41)	$0.73
Non-GAAP diluted earnings per share	$0.30	$0.36	$1.20	$1.36
_______________
(1)Adjustment represents the impact of purchase accounting to the subscription revenue line item.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA from Continuing Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

	(in thousands, except margin data)
Net income (loss)	$(23,645)	$132,713	$(51,408)	$158,475
Less: Net income (loss) from discontinued operations	(1,760)	5,883	13,062	42,411
Net income (loss) from continuing operations	(21,885)	126,830	(64,470)	116,064
Amortization and depreciation	56,773	57,641	230,135	221,406
Income tax benefit	(6,147)	(141,571)	(32,469)	(140,166)
Interest expense, net	16,260	16,684	64,522	75,886
Impact of purchase accounting on total revenue	—	174	134	2,540
Unrealized foreign currency (gains) losses	25	296	(1,479)	987
Acquisition and other costs	293	1,855	1,696	5,848
Debt related costs	94	91	378	365
Stock-based compensation expense and related employer-paid payroll taxes	15,531	25,749	59,943	64,744
Restructuring costs(1)	8,118	83	11,794	2,251
Cyber Incident costs, net	9,292	3,485	33,114	3,485
Adjusted EBITDA	$78,354	$91,317	$303,298	$353,410
Adjusted EBITDA margin	42.0%	49.2%	42.2%	49.1%
________
(1)Restructuring costs for the three and twelve months ended December 31, 2021 are primarily related to costs of exiting and terminating facility lease commitments and certain costs resulting from the spin-off of N-able reported in continuing operations.

Reconciliation of Non-GAAP Revenue to Non-GAAP Revenue
on a Constant Currency Basis from Continuing Operations
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Growth Rate	2021	2020	Growth Rate

	(in thousands, except percentages)
Total GAAP revenue	$186,717	$185,549	0.6%	$718,632	$716,770	0.3%
Impact of purchase accounting(1)	—	174	(0.1)	134	2,540	(0.4)
Non-GAAP total revenue	186,717	185,723	0.5	718,766	719,310	(0.1)
Estimated foreign currency impact(2)	795	—	0.4	(4,731)	—	(0.7)
Non-GAAP total revenue on a constant currency basis	$187,512	$185,723	1.0%	$714,035	$719,310	(0.7)%
________
(1)Adjustment represents the impact of purchase accounting to the subscription revenue line item.
(2)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and twelve months ended December 31, 2021.

Reconciliation of Unlevered Free Cash Flow from Continuing Operations

	Twelve Months Ended December 31,
	2021	2020

	(in thousands)
Net cash provided by operating activities from continuing operations	$118,092	$273,446
Capital expenditures(1)	(13,916)	(22,080)
Free cash flow	104,176	251,366
Cash paid for interest and other debt related items	55,895	67,191
Cash paid for acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items	54,230	12,633
Unlevered free cash flow (excluding forfeited tax shield)	214,301	331,190
Forfeited tax shield related to interest payments(2)	(13,172)	(15,785)
Unlevered free cash flow	$201,129	$315,405
_______________
(1)Includes purchases of property and equipment and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 23.5% for the twelve months ended December 31, 2021 and 2020.